UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 10, 2025

IRON MOUNTAIN INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

85 New Hampshire Avenue, Suite 150, Portsmouth, New Hampshire
(Address of Principal Executive Offices)
03801
(Zip Code)

(617) 535-4766
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
Common Stock, $.01 par value per share	IRM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Issuance of 4.750% Senior Notes due 2034

On September 10, 2025, Iron Mountain Incorporated (the “Company”) completed a private offering of €1,200,000,000 in aggregate principal amount of 4.750% Senior Notes due 2034 (the “Notes”), sold at 100.00% of par. The net proceeds from the offering were approximately €1,185.5 million, after deducting discounts to the initial purchasers and estimated offering expenses. The Company intends to use the net proceeds from the offering of the Notes to redeem all of the outstanding 3.875% GBP Senior Notes due 2025 and for general corporate purposes, including to repay all or a portion of the outstanding borrowings under the Company’s revolving credit facility and to pay related fees and expenses.

The Notes were offered and sold only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-United States persons in compliance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act or under any state securities law, and may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

The Notes were issued under an indenture, dated as of September 10, 2025 (the “Indenture”), by and among the Company, the Subsidiary Guarantors (as defined below) and Computershare Trust Company N.A., as trustee.

The Company will pay 4.750 % interest per annum on the principal amount of the Notes, payable semi-annually on January 15 and July 15 of each year. Interest on the Notes will accrue from September 10, 2025, and the first interest payment date for the Notes will be January 15, 2026. The Notes will mature on January 15, 2034, unless they are earlier redeemed or repurchased in accordance with the terms set forth in the Indenture.

The Notes are jointly and severally guaranteed on an unsecured senior basis by the Company’s direct and indirect United States subsidiaries that represent the substantial majority of its United States operations (the “Subsidiary Guarantors”). The Notes and the guarantees will be the Company’s and the Subsidiary Guarantors’ general unsecured senior obligations, will be pari passu in right of payment with all of the Company’s and the Subsidiary Guarantors’ existing and future senior debt and will rank senior in right of payment to all of the Company’s and the Subsidiary Guarantors’ existing and future subordinated debt. The Notes and the guarantees are effectively subordinated to the Company’s and the Subsidiary Guarantors’ secured indebtedness, to the extent of the value of the collateral securing such indebtedness, and structurally subordinated to all liabilities of the Company’s subsidiaries that do not guarantee the Notes.

Prior to September 10, 2028, the Company may, at its option, redeem all or a portion of the Notes at the applicable make-whole price set forth in the Indenture. Prior to September 10, 2028, the Company may, at its option, redeem up to 40% in aggregate principal amount of the Notes with an amount not greater than the net proceeds of certain equity offerings at the redemption price set forth in the Indenture so long as at least 50% of the aggregate principal amount of the Notes (originally issued) remains outstanding immediately afterwards. The Company has the option to redeem all or a portion of the Notes at any time on or after September 10, 2028 at the redemption prices set forth in the Indenture. Upon the sale of certain assets or upon certain changes of control, the Company or a Restricted Subsidiary (as defined in the Indenture), as applicable, may be required to offer to repurchase the Notes under the terms set forth in the Indenture.

The Company will, subject to certain exceptions and limitations set forth in the Indenture, pay as additional interest on the Notes such additional amounts as are necessary to ensure that the net amount received by a holder who is not a United States person, after withholding or deduction for U.S. Taxes (as defined in the Indenture), will be equal to the amount such person would have received in the absence of such withholding or deduction.

The Notes are subject to redemption in whole at 100% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding the redemption date at the option of the Company if at any time certain changes affecting taxation in the United States occur and cause or would cause the Company to become obligated to pay additional amounts with respect to the Notes.

The Indenture provides for customary “events of default” which could cause, or permit, the acceleration of the Notes and which are similar to those applicable to the Company’s currently outstanding senior notes. The Indenture contains certain restrictive covenants, including covenants that restrict the Company’s ability to incur indebtedness, pay dividends or make other restricted payments, sell assets, create or permit liens, guarantee indebtedness, make acquisitions or other investments and take certain other corporate actions.

This brief description of the Notes is qualified in its entirety by reference to the Indenture, attached hereto as Exhibit 4.1, which is incorporated herein by reference.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)  Exhibits

4.1
Senior Indenture, dated as of September 10, 2025, among the Company, the Subsidiary Guarantors and Computershare Trust Company, N.A., as trustee, relating to the 4.750% Senior Notes due 2034. (Filed herewith)

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED

By:	/s/ Barry Hytinen
Name:	Barry Hytinen
Title:	Executive Vice President and Chief Financial Officer

Date: June 20, 2025